Exhibit 99.1

Agrify Reschedules Second Quarter 2022 Results Conference Call

BILLERICA, Mass., August 8, 2022 - Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), the most innovative provider of advanced cultivation and extraction solutions for the cannabis industry, today announced certain preliminary financial results for the second quarter ended June 30, 2022 and also announced that its scheduled conference call to discuss its complete financial results for the second quarter ended June 30, 2022 will now be held on Monday, August 15, 2022.

Preliminary Financial Results

Based on the information currently available for the second quarter ended June 30, 2022, the Company is announcing preliminary financial results as follows:

●	Revenue is expected to be $19.3 million; and

●	Adjusted EBITDA (a non-GAAP financial measure), prior to consideration of any potential impairment charges against the carrying value of the Company’s long-lived assets, is expected to be a loss of $(19.4) million (see “Non-GAAP Financial Measures” below for further discussion of this non-GAAP term, including a reconciliation to the most comparable GAAP measure).

These financial results for the second quarter ended June 30, 2022 are preliminary, have not been reviewed or audited, are based upon Agrify’s estimates, and were prepared prior to the completion of the Company’s financial statement close process. The preliminary financial results should not be viewed as a substitute for the Company’s full second quarter results and do not present all information necessary for an understanding of Agrify’s financial performance as of June 30, 2022. Accordingly, undue reliance should not be placed on these preliminary results. The Company will report its final audited financial results for the second quarter in advance of the call on Monday, August 15, 2022.

Review for Impairment

Agrify requires additional time to finalize its quarterly closing and financial reporting process as the Company is currently concluding its impairment analysis associated with the carrying value of its goodwill and intangible assets. The Company expects that this analysis will result in significant non-cash impairment charges as of June 30, 2022.

Credit Facility

The Company has reached an agreement in principle with its institutional lender to amend its existing credit facility to modify certain financial covenants which, once complete, should give the Company additional flexibility to operate and meet its long-term strategic goals while also allowing it to responsibly adjust to the many challenges currently facing the cannabis industry.

2022 Outlook

Given the current difficult macro business environment, and specifically a drastic downturn in the cannabis industry, Agrify has re-evaluated its near-term strategic initiatives and business prospects. Consequently, the Company’s prior revenue guidance for Fiscal Year 2022 is withdrawn and should no longer be relied upon. Management will provide additional information regarding its revenue guidance for Fiscal Year 2022 in conjunction with the upcoming release of its full second quarter 2022 financial results.

Conference Call and Webcast Information

●	DATE: Monday, August 15, 2022

●	TIME: 8:30 a.m. ET

●	WEBCAST (live and available for replay): https://ir.agrify.com/news-and-events/investor-calendar

●	DIAL-IN (only for those who would like to ask a question during the live call): https://register.vevent.com/register/BIb8c61fe580584e14b7ad2a0c5faaf8d1

About Agrify (Nasdaq:AGFY)

Agrify is the most innovative provider of advanced cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding future financial results, including expected revenue and Adjusted EBITDA, the Company’s expectations regarding its impairment of the carrying value of its goodwill and intangible assets, the Company’s expectations regarding its ability to restructure its existing credit facility and the expected benefits of any such restructuring, and Agrify’s ability to deliver solutions and services. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use Adjusted EBITDA, which is a non-U.S. GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of Adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that Adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes, measuring our performance relative to that of our competitors and determining our compliance with certain debt instruments. We utilize Adjusted EBITDA as a key measure of our performance.

We calculate Adjusted EBITDA as net loss adjusted to exclude (i) tax provision and benefit; (ii) interest income and expense, net; (iii) other income and expense, net; (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) acquisition-related expenses; (vii) investment banker termination fees; (viii) restructuring charges; (ix) gains and losses associated with the extinguishment of debt; (x) changes in derivative liabilities; (xi) changes in contingent consideration; (xii) gain associated with the forgiveness of PPP loans; (xiii) impairments to long-lived assets; (ix) legal settlement charges; and (x) other items affecting our results that we do not view as representative of our ongoing operations, including losses associated with write-offs.

We believe Adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term Adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. Our public offering and acquisition-related expenses, including legal, accounting and other professional expenses, reflect cash expenditures and we expect such expenditures to recur from time-to-time. Our Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

The following table presents a reconciliation of Adjusted EBITDA from the most comparable GAAP measure, net loss, for the three- and six-month periods ended June 30, 2022 and 2021, respectively:

AGRIFY CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net loss	$(23,494)	$(5,436)	$(32,375)	$(9,279)
Add:
Income tax provision	(62)	-	(262)	-
Interest (income) expense	1,927	-	1,245	-
Other (income) expense	3	8	-	40
Depreciation and amortization	1,149	166	2,201	313
Stock-based compensation	941	931	1,894	3,066
Direct acquisition expenses	79	-	716	-
Investment banker termination fees	-	-	637	-
Restructuring charges	188	-	575	-
Gain on extinguishment of notes payable	-	-	-	(2,685)
Change in contingent consideration	(907)	-	(907)	-
Legal settlement costs	800	-	800	-
Adjusted EBITDA	$(19,379)	$(4,331)	$(25,476)	$(8,545)

Company Contacts

Agrify

Timothy Oakes

Chief Financial Officer

tim.oakes@agrify.com

(781) 760-7512

Investor Relations Inquiries

Anna Kate Heller

ICR

agrify@icrinc.com

Media Inquiries

Justin Bernstein

MATTIO Communications

agrify@mattio.com

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